Exhibit 99.1

Genasys Inc. Appoints Susan Lee and Caltha Seymour to Board of Directors

SAN DIEGO, Aug. 18, 2021 (GLOBE NEWSWIRE) -- Genasys Inc. (NASDAQ: GNSS), the global leader in critical communications systems and solutions, today announced Susan Lee and Caltha Seymour have been appointed to the Company’s Board of Directors (Board) effective September 1, 2021.

"We welcome Ms. Lee and Ms. Seymour to the Company's Board," said Richard Danforth, Chief Executive Officer of Genasys Inc. "They each bring extensive senior executive experience from diverse business backgrounds that will be most beneficial in expanding our worldwide business and increasing shareholder value."

Ms. Lee brings more than 20 years of experience in digital marketing software, media, data analytics, and strategic partnerships to the Board. Lee currently serves as Group President of Digital Marketing & Technology Solutions at Vericast, a MacAndrews & Forbes company. Previously, Lee served as Chief Product Officer and Senior Executive Vice President, Product, at Vericast. Before that, Lee was Senior Vice President, Business Development and Strategy at Valassis, a leader in marketing technology and consumer engagement. Lee came to Valassis through the MacAndrews & Forbes acquisition of technology startup to IPO Maxpoint Interactive (MXPT), an innovative digital advertising and marketing technology company, where Lee served as Vice President, Corporate Development & Strategy.

Prior to serving at the MacAndrews & Forbes companies, Lee served as a Vice President at Univision and MTV Networks, and an Associate in the Strategic Planning Group at The Walt Disney Company. Ms. Lee earned a BA in Economics from New York University and an MBA in General Management from Harvard Business School.

"Genasys is on pace for a record setting year," commented Ms. Lee. "Its unique line-up of critical communications systems, and the strong market demand for government and enterprise solutions that help keep people safe, make this an exciting time to join the company. I look forward to working with Richard and the team to leverage my experience and advance the company’s strategic agenda."

Ms. Seymour has a proven track record of cross-functional leadership in global industry, government, education, and sports, including finding opportunities for scaling growth and enhancing strategic value. Seymour currently serves as a Global Senior Manager for Eaton Corporation, a diversified, multinational power management solutions company. Seymour previously served as National Distribution Channel Manager at Eaton Corporation's Industrial Controls Division and as Global Program Manager of Eaton Corporation's Vehicle Group.

Seymour served at the United States Military Academy at West Point, NY as Operations Director and Center for Enhanced Performance Instructor, and also consulted with the National Football League in its player development programs. An elite professional athlete and a member of the Jamaican national team from 2005 – 2008, Seymour medaled in the hammer throw in three national championships and won 14 international competitions. Ms. Seymour earned a BA in Education Management from the University of Delaware, an MS in Sports Administration from Delaware State University, and a Global MBA in International Business from Tulane University.

"Genasys is building a robust pipeline and backlog of contracts to further scale its business and drive future growth," Ms. Seymour commented. "As a leader in its market, the company is well positioned to meet the many critical communications challenges businesses and governments are facing. I look forward to bringing my global business experience as a product and operations leader to the board."

About Genasys Inc.

Genasys™ is a global provider of critical communications systems and solutions that help keep people safe. Genasys provides a multichannel approach to deliver geo-targeted alerts, notifications, instructions and information before, during and after public safety threats and critical business events. The Company's unified critical communications platform includes Genasys Emergency Management (GEM) applications, National Emergency Warning Systems (NEWS), Integrated Mass Notification Systems (IMNS), LRAD® long-range voice broadcast systems, Zonehaven™ public safety resources, and more.

Genasys systems are in service in more than 100 countries in a range of diverse applications, including public safety, emergency warning, mass notification, critical event management, defense, law enforcement, homeland security, and other applications. For more information, visit genasys.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation the business impact of health crises or outbreaks of disease, such as epidemics or pandemics and how they may affect our supply chain, and other risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. Risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2020. Genasys Inc. disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Investor Relations Contact

Kimberly Rogers

Hayden IR

ir@genasys.com